BYLAWS

                                       OF

                       NATIONAL PAINTBALL SUPPLY CO., INC.



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                                    ARTICLE I
                          OFFICES AND REGISTERED AGENT

     Section 1.01. Principal Office. The Corporation shall maintain its Principal Office in the City of Greenville, State of South Carolina.

     Section 1.02. Registered Office. The Corporation shall maintain a Registered Office as required by the South Carolina Business Corporation Act, as amended from time to time (the "Act"), at a location in the State of South Carolina designated by the Board of Directors from time to time. In the absence of a contrary designation by the Board of Directors, the Registered Office of the Corporation shall be located at its Principal Office.

     Section 1.03. Other Offices. The Corporation may have such other offices within and without the State of South Carolina as the business of the Corporation may require from time to time. The authority to establish or close such other offices may be delegated by the Board of Directors to one or more of the Corporation's Officers.

     Section 1.04. Registered Agent. The Corporation shall maintain a Registered Agent as required by the Act who shall have a business office at the Corporation's Registered Office. The Registered Agent shall be designated by the Board of Directors from time to time to serve at its pleasure. In the absence of such designation the Registered Agent shall be the Corporation's Secretary.

     Section 1.05. Filings. In the absence of directions from the Board of Directors to the contrary, the Secretary of the Corporation shall cause the Corporation to maintain currently all filings in respect of the Registered Office and Registered Agent with all governmental officials as required by the Act or otherwise by law.


                                   ARTICLE II
                                  SHAREHOLDERS

     Section 2.01. Annual Meetings. An annual meeting of the Corporation's Shareholders shall be held once each calendar year for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting. The annual meeting shall be held at the time and place designated by the Board of Directors from time to time. In the absence of any such designation, the annual meeting shall be held at the hour of ten o'clock in the morning on the second Tuesday of the third month following the Corporation's fiscal year-end; but if that day shall be a legal holiday, then such annual meeting shall be held on the next succeeding business day.

     Section  2.02.  Special  Meetings.  Special  meetings of the  Corporation's
Shareholders may be called for any one or more lawful purposes by the Corporation's Chief Executive Officer, the Chairman of the Board of Directors, a majority of the Board of Directors, or the written request describing the purpose for which the meeting is to be held filed by holders of record of not less than ten percent of the Corporation's outstanding shares entitled to be cast on any issue to be considered at the proposed special meeting. Special meetings of the Shareholders shall be held at the Corporation's Registered Office at the time designated in the notice of the meeting in accordance with
Section 2.03; provided, however, that such meetings called by a majority of the Board of Directors may be held at such places as the Board of Directors may determine.


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     Section  2.03.  Notice of  Meetings,  Waiver or Notice.  Written or printed notice of all meetings of Shareholders shall be delivered not less than ten nor more than fifty days before the meeting date, either personally or by registered or certified mail, to all Shareholders of record entitled to vote at such meeting. If mailed, the notice shall be deemed to be delivered when deposited with postage thereon prepaid in the United States mail, addressed to the shareholder at the shareholder's address as it appears on the Corporation's records, or if a Shareholder shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at that other address. The notice shall state the date, time, and place of the meeting and, in the case of a special meeting, the purpose or purposes for which such meeting was called. At the written request, delivered personally or by registered or certified mail, of the person or persons calling a special meeting of Shareholders, the Chief Executive Officer or Secretary of the Corporation shall fix the date and time of the meeting and provide notice thereof to the Shareholders as required above; provided, however, that the date of the meeting shall in no event be fixed less than ten or more than sixty days from the date the request was received. If the notice of the meeting is not given within fifteen days after the request is made to the Chief Executive Officer or Secretary, the person or persons calling the meeting may fix the date and time of the meeting and give or cause to be given the required notice. Notice of a meeting of Shareholders need not be given to any Shareholder who, in person or by proxy, signs a waiver of notice either before or after the meeting. To be effective the waiver shall contain recitals sufficient to identify beyond reasonable doubt the meeting to which it applies. Such recitals may, but need not necessarily, include reference to the date and purpose of the meeting and the business transacted thereat. Recital of the proper date of a meeting shall be conclusive identification of the meeting to which a waiver of notice applies unless the waiver contains additional recitals creating a patent ambiguity as to its proper application.

     Section 2.04. Quorum. Except as may otherwise be required by law or the Corporation's Articles of Incorporation, at any meeting of Shareholders the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote thereat shall constitute a quorum for the transaction of any business properly before the meeting. Shares entitled to vote as a separate voting group on a matter may take action at a meeting only if a quorum of the shares in the separate voting group are present in person or by proxy at the meeting. In the absence of a quorum a meeting may be adjourned from time to time, in accordance with the provisions concerning adjournments contained elsewhere in these Bylaws, by the holders of a majority of the shares represented at the meeting in person or in proxy. At such adjourned meeting a quorum of Shareholders may transact any business as might have been properly transacted at the original meeting.

     Section 2.05. Transaction of Business. Business transacted at an annual meeting of Shareholders may include all such business as may properly come before the meeting. Business transacted at a special meeting of Shareholders shall be limited to the purposes stated in the notice of the meeting.

     Section 2.06. Shareholders of Record. For the purpose of determining Shareholders entitled to vote at any meeting of Shareholders, or entitled to receive dividends or other distributions, or in connection with any other proper purpose requiring a determination of Shareholders, the Board of Directors shall by resolution fix a record date for such determination. The date shall be not more than fifty and not less than ten days prior to the date on which the activity requiring the determination is to occur. The Shareholders of record appearing in the stock transfer books of the Corporation at the close of business on the record date so fixed shall constitute the Shareholders of right in respect of the activity in question. In the absence of action by the Board of Directors to fix a record date, the record date shall be ten days prior to the date on which the activity requiring a determination of Shareholders is to occur.

     Section 2.07. Voting. Except as may otherwise be required by law or the Corporation's Articles of Incorporation, and subject to the provisions concerning Shareholders of record contained elsewhere in these Bylaws, a person (or his proxy) present at a meeting of Shareholders shall be entitled to one vote for each share of voting stock as to which such person is the Shareholder of Record.

     Section 2.08. Adjournments. A majority of the voting shares held by Shareholders of record present in person or by proxy at a meeting of Shareholders may adjourn a meeting from time to time to a date, time, and place fixed by notice as provided for above or, if such date is less than thirty days from the date of adjournment, to a date, time, and place fixed by the majority and announced at the original meeting prior to adjournment.


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     Section 2.09.  Action Without Meeting.  Any action required or permitted to be taken at a meeting of the Shareholders may be taken without a meeting if a consent in writing, setting forth the action taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof.

     Section 2.10. Proxies. At all meetings of Shareholders, a Shareholder may vote in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution unless it qualifies as an irrevocable proxy under the Act.

     Section 2.11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by the officer, agent or proxy as the bylaws of that corporation may prescribe, or, in the absence of such provision, as the board of directors of the other corporation may determine.

     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of the shares into his name.

     Shares standing in the name of a receiver may be voted by the receiver, and shares held by or under the control of a receiver may be voted by the receiver without the transfer thereof into his name if authority to do is contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Section 2.12. Action. Approval of actions by Shareholders shall be in accordance with the requirements of the Act, except to the extent otherwise provided by the Articles of Incorporation.

     Section 2.13. Order of Business. The order of business at the annual meeting, and so far as practicable at all other meetings of Shareholders, shall be as follows:

         1.       Proof of notice of the meeting
         2.       Determination of a quorum
         3.       Reading and disposal of unapproved minutes
         4.       Reports of officers and committees
         5.       Election of directors
         6.       Unfinished business
         7.       New business
         8.       Adjournment

     Except with respect to a specific rule to the contrary in these Bylaws or the Act, Robert's Rules of Order shall be used to resolve any procedural disputes that might arise in a Shareholders' meeting.


                                   ARTICLE III
                                    DIRECTORS

     Section 3.01. Authority. The Board of Directors shall have ultimate authority over the conduct and management of the business and affairs of the Corporation.

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     Section  3.02. Number,  Tenure  and  Qualifications  of  Directors.  Unless
otherwise provided in the articles of incorporation, the number of directors of the corporation shall be the no less than three (3) and no more than twelve
(12), and the initial number of directors shall be the number designated at the corporation's organizational meeting or by written consent in lieu thereof . The number of directors may be fixed or changed within the range set forth in this Section3.2 by the shareholders or the board of directors. Only the shareholders may change the range for the size of the board of directors or change from a variable-range size board to a fixed size board or vice versa. Each director shall hold office until the next annual meeting of shareholders or until removed; however, if his term expires, he shall continue to serve until his successor shall have been elected and qualified or until there is a decrease in the number of directors. Directors need not be residents of the State of South Carolina or shareholders of the corporation unless so required by the articles of incorporation.

     Section 3.03. Removal. Any Director may be removed from office, with or without cause, by a vote of the holders of a majority of the shares of the Corporation's voting stock. Any Director may be removed from office with cause by a majority vote of the Board of Directors at a meeting at which only the removal and replacement of the Director or Directors in question shall be considered.

     Section 3.04. Vacancies. The Board of Directors may by majority vote of the Directors then in office, regardless of whether such Directors constitute a quorum, elect a new Director to fill a vacancy on the Board of Directors; provided, however, that no person may be elected to fill a vacancy created by his removal from office pursuant to these Bylaws.

     Section 3.05. Regular Meetings. A regular meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of Shareholders. The Board of Directors may by resolution provide for the holding of additional regular meetings without notice other than such resolution; provided, however, the resolution shall fix the date, time, and place (which may be anywhere within or without the State of the Corporation's Principal Office) for these regular meetings.

     Section 3.06. Special Meetings; Notice of Special Meeting. Special meetings of the Board of Directors may be called for any lawful purpose or purposes by any Director or the Chief Executive Officer of the Corporation. The person calling a special meeting shall give, or cause to be given, to each Director at his business address, notice of the date, time and place of the meeting by any normal means of communication not less than seventy-two hours nor more than sixty days prior thereto. The notices may, but need not, describe the purpose of the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail at the Director's business address, with postage thereon prepaid. If notice is given by telegram, the notice shall be deemed delivered when the telegram is delivered to the telegraph company. Any time or place fixed for a special meeting must permit participation in the meeting by means of telecommunications as authorized below.

     Section 3.07. Waiver of Notice of Special Meetings. Notice of a special meeting need not be given to any Director who signs a waiver of notice either before or after the meeting. To be effective the waiver shall contain recitals sufficient to identify beyond reasonable doubt the meeting to which it applies. The recitals may, but need not necessarily, include reference to the date and purpose of the meeting and the business transacted thereat. Recital of the proper date of a meeting shall be conclusive identification of the meeting to which a waiver of notice applies unless the waiver contains additional recitals creating a patent ambiguity as to its proper application. The attendance of a Director at a special Directors meeting shall constitute a waiver of notice of that meeting, except where the Director attends the meeting for the sole and express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 3.08. Participation by Telecommunications. Any Director may participate in, and be regarded as present at, any meeting of the Board of Directors by means of conference telephone or any other means of communication by which all persons participating in the meeting can hear each other at the same time.


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     Section 3.09.  Quorum. A majority of Directors in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

     Section 3.10. Action. The Board of Directors shall take action pursuant to resolutions adopted by the affirmative vote of a majority of the Directors participating in a meeting at which a quorum is present, or the affirmative vote of a greater number of Directors where required by the Corporation's Articles of Incorporation or otherwise by law.

     Section 3.11. Action Without Meeting. Any action required or permitted to be taken by the Board of Directors at an annual, regular, or special meeting may be taken without a meeting if a consent in writing, setting forth the action taken, shall be signed by all of the Directors.

     Section 3.12. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward his dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a Director who voted in favor of such action.

     Section 3.13. Committees. The Board of Directors may by resolution designate and delegate authority to an Executive Committee and other committees with such authority as may be permitted by the Act. Special meetings of any committee may be called at any time by any Director who is a member of the committee or by any person entitled to call a special meeting of the full Board of Directors. Except as otherwise provided in the section, the conduct of all meetings of any committee, including notice thereof, shall be governed by Sections 3.06 through 3.13 of this Article.

     Section 3.14. Compensation. The Board of Directors may by resolution authorize payment to all Directors of a uniform fixed sum for attendance at each meeting or a uniform stated salary as a Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore. The Board of Directors may also by resolution authorize the payment of reimbursement of all expenses of each Director related to the Director's attendance at meetings.

     Section 3.15. Order of Business. The order of business at all meetings of the Board of Directors shall be:

         1.       Determination of a quorum
         2.       Reading and disposal of all unapproved minutes
         3.       Reports of officers and committees
         4.       Unfinished business
         5.       New business
         6.       Adjournment

     Except with respect to a specific rule to the contrary in these Bylaws or the Act, Roberts Rules of Order shall be used to resolve any procedural dispute that might arise in a Board of Directors' meeting.


                                   ARTICLE IV
                                    OFFICERS


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     Section 4.01. In General.  The officers of the Corporation shall consist of a Chief Executive Officer, President, a Vice President, a Secretary and a Treasurer and such additional vice presidents, assistant secretaries, assistant treasurers and other officers and agents as the Board of Directors deems advisable from time to time. All officers shall be appointed by the Board of Directors to serve at its pleasure. Except as may otherwise be provided by law or in the Articles of Incorporation, any officer may be removed by the Board of Directors at any time, with or without cause. Any vacancy, however occurring, in any office may be filled by the Board of Directors for the unexpired term. One person may hold two or more offices. Each officer shall exercise the authority and perform the duties as may be set forth in these Bylaws and any additional authority and duties as the Board of Directors shall determine from time to time.

     Section 4.02. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the authority of the Board of Directors, shall manage the business and affairs of the Corporation. The Chief Executive Officer shall preside at all meetings of the Shareholders and all meetings of the Board of Directors, and shall see that the resolutions of the Board of Directors are put into effect. The Chief Executive Officer shall have full authority to execute on the Corporation's behalf any and all contracts, agreements, notes, bonds, deeds, mortgages, certificates, instruments, and other documents except as may be specifically limited by resolution of the Board of Directors.

     Section 4.03. President. The President shall be the chief operating officer of the Corporation and, subject to the authority of the Board of Directors and Chief Executive Officer, shall manage the business and affairs of the
Corporation. The President shall have full authority to execute on the Corporation's behalf any and all contracts, agreements, notes, bonds, deeds, mortgages, certificates, instruments, and other documents except as may be specifically limited by resolution of the Board of Directors.

     Section 4.04. Vice President. The Vice President shall serve under the direction of the Chief Executive Officer and shall have such duties as are assigned to him (orally or in writing) by the Chief Executive Officer. In the absence, incapacity, or inability or refusal of the President to act, the Vice President shall assume the authority and perform the duties of the President. If the Board of Directors appoints more than one Vice President, the seniority of the Vice Presidents shall be determined from their dates of appointment unless the Board of Directors shall otherwise specify.

     Section 4.05. Secretary. Except as otherwise provided by these Bylaws or determined by the Board of Directors, the Secretary shall serve under the direction of the Chief Executive Officer. The Secretary shall attend all meetings of the Shareholders and the Board of Directors and record the proceedings thereof. The Secretary shall give, or cause to be given, all notices in connection with such meetings. The Secretary shall be the custodian of the Corporate seal and affix the seal to any document requiring it.

     Section 4.06. Treasurer. Except as otherwise provided by these Bylaws or determined by the Board of Directors, the Treasurer shall serve under the direction of the Chief Executive Officer. The Treasurer shall, under the direction of the Chief Executive Officer, keep safe custody of the Corporation's funds and maintain complete and accurate books and records of account. The
Treasurer shall upon request report to the Board of Directors on the financial condition of the Corporation.

     Section 4.07. Assistant Officers. Except as otherwise provided by these Bylaws or determined by the Board of Directors, the Assistant Secretaries and Assistant Treasurers, if any, shall serve under the immediate direction of the Secretary and the Treasurer, respectively, and under the ultimate direction of the Chief Executive Officer. The Assistant Officers shall assume the authority and perform the duties of their respective immediate superior officer as may be necessary in the absence, incapacity, or inability or refusal of such immediate superior officer to act. The seniority of Assistant Officers shall be determined from their dates of appointment unless the Board of Directors shall otherwise specify.

     Section 4.08. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving a salary by reason of the fact that he is also a Director of the Corporation.


                                    ARTICLE V
                                 INDEMNIFICATION

     Section 5.01. Scope. Every person who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a Director or Officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to the Act, against all expenses, liabilities, and losses (including without limitation attorneys' fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Shareholders, insurance, provision of law, or otherwise, as well as their rights under this Article.

     Section 5.02. Indemnification Plan. The Board of Directors may from time to time adopt an Indemnification Plan implementing the rights granted in Section
5.01. This Indemnification Plan shall set forth in detail the mechanics of how the indemnification rights granted in Section 5.01 shall be exercised.

     Section 5.03. Insurance. The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.


                                   ARTICLE VI
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 6.01. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 6.02. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors, and such authority may be general or confined to specific instances.

     Section 6.03. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 6.04. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.


                                   ARTICLE VII
                                  MISCELLANEOUS

     Section 7.01. Certificates for Shares. Certificates representing shares of capital stock of the Corporation shall state upon the face thereof the name of the person to whom issued, the number of shares, the par value per share and the fact that the Corporation is organized under the laws of the State of South Carolina. Each certificate shall be signed by the Chief Executive Officer, President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issuance, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon the making of an affidavit by the holder of record of the shares represented by such certificate setting forth the facts concerning the loss, theft or mutilation thereof and upon such bond or indemnity to the Corporation as the Board of Directors may prescribe. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is not imprudent to do so.

     Section 7.02. Transfer of Shares. Subject to the provisions of the Act and to any transfer restrictions binding on the Corporation, transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his agent, attorney-in-fact or other legal representative, who shall furnish proper evidence of authority to transfer, upon surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the stock transfer books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

     Section  7.03.  Voting  of  Shares  in  Other  Corporations  Owned  By  The
Corporation. Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholders' meeting of the other corporation by the Chief Executive Officer of the Corporation if he be present, or in his absence by the President or any Vice-President of the Corporation who may be present. Whenever, in the judgment of the Chief Executive Officer, or, in his absence, of the President or any Vice-President, it is desirable for the Corporation to execute a proxy or give a shareholders' consent in respect to any share or shares of stock issued by any other corporation and owned or controlled by the Corporation, the proxy or consent shall be executed in the name of the Corporation by the Chief Executive Officer, President or one of the Vice-Presidents of the Corporation without necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares of stock issued by the other corporation.

     Section 7.04. Fiscal Year. The fiscal year of the Corporation shall be established, and may be altered, by resolution of the Board of Directors from time to time as the Board deems advisable.

     Section 7.05. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions as the Board of Directors deems advisable and as permitted by law.

     Section 7.06. Seal. The seal of the Corporation shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal, South Carolina." The Corporation shall not be obligated to use the seal in order for any document executed on behalf of the Corporation to be valid.

     Section 7.07. Amendments. These Bylaws may be altered, amended, or repealed and new Bylaws may be adopted by the Directors, subject to the right of the shareholders to alter, adopt, amend, or repeal Bylaws as provided in the Act.

     Section 7.08. Severability. Any provision of these Bylaws, or any amendment or alteration thereof, which is determined to be in violation of the Act shall not in any way render any of the remaining provisions invalid.

     Section 7.09. References to Gender and Number Terms. In construing these Bylaws, feminine or neuter pronouns shall be substituted for those masculine in form and vice versa, and plural terms shall be substituted for singular and singular for plural in any place in which the context so requires.

     Section 7.10. Headings. The Article and Section headings in these Bylaws are inserted for convenience only and are not part of the Bylaws.

     Section 7.11. Inspection of Records by Shareholders. A shareholder is entitled to inspect and copy, during regular business hours at the Corporation's principal office, any of the following records of the Corporation, if he gives the Corporation written notice of his demand at least five business days before the date on which he wishes to inspect and copy:

     (1) its Articles of Incorporation or Restated Articles of Incorporation and all amendments to them currently in effect;

     (2) its Bylaws or restated Bylaws and all amendments to them currently in effect;

     (3) resolutions adopted by its Board of directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

     (4) the minutes of all Shareholders' meetings, and records of all action taken by Shareholders without a meeting, for the past three years;

     (5) all written communications to Shareholders, generally, within the past three years, including the financial statements furnished for the past three years;

     (6) a list of the names and business addresses of its current Directors and Officers;

     (7)  its most recent Annual Report delivered to the Secretary of State; and

     (8) all contracts or other written agreements between the Corporation and any of its Shareholders and all contracts or other written agreements between two or more of the Shareholders.

     A Shareholder is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the corporation if the Shareholder: gives the Corporation written notice of his demand at least five business days before the date on which he wishes to inspect and copy, and his demand is made in good faith and for a proper purpose; he describes with reasonable particularity his purpose and the records he desires to inspect; and the records are directly connected with his purpose:

     (1) excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Corporation, minutes of any meeting of the Shareholders, and records of action taken by the Shareholders or Board of Directors without a meeting, to the extent not otherwise subject to inspection under this section of the Bylaws;

     (2)  account records of the Corporation; and

     (3)  the record of Shareholders.

     A Shareholder's agent or attorney has the same inspection and copying rights as the shareholder he represents. The right to copy records under this section includes, if reasonable, the right to receive copies made by photographic, xerographic, or other means. The Corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to the shareholder. The charge may not exceed the estimated cost of production or reproduction of the records.

     Section 7.12. Reimbursement of Disallowed Compensation Expenses. Any payments made to a director or officer of the Corporation to compensate him for services rendered which shall be disallowed in whole or in part as a deductible expense for federal income tax purposes shall be reimbursed to the Corporation by such person to the full extent of such disallowance, together with interest thereon at the rate then in effect for interest on federal income tax deficiencies from the date of payment to the date of reimbursement, within sixty
(60) days of notice of the disallowance to such person by the Board of Directors. Such notice shall be promptly given upon a determination, as defined in Section 1313(a) of the Internal Revenue Code of 1986 (as now in effect and hereafter amended), that such payment shall be disallowed in whole or in part as a deductible expense for federal income tax purposes. It shall be the duty of the Board of Directors to enforce payment by such person of each such amount disallowed. In lieu of payment by such person, subject to the approval of the Board of Directors, proportionate amounts may be withheld from such person's future compensation payments until the full amount owed to the Corporation has been recovered. Reimbursement of such disallowed expenses shall constitute a condition of election to any office or directorship of the Corporation.